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                                                                   EXHIBIT 10.37

                     Executed THIS 1ST DAY OF OCTOBER, 1997

                                     BETWEEN

                              SHO-BOND CORPORATION

                                       AND

                            XXSYS TECHNOLOGIES, INC.


                   ******************************************
                            DISTRIBUTORSHIP AGREEMENT
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                            DISTRIBUTORSHIP AGREEMENT

This AGREEMENT has been made on this 1st day of October, 1997, by and between SHO-BOND CORPORATION, a corporation duly organized and existing under the laws of Japan with its principal place of business at 3-18, Kanda Nishiki-cho, Chiyoda-ku Tokyo 101, Japan ("MANUFACTURER"), and XXsys TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of California with its principal place of business at 4619 Viewridge Avenue San Diego, CA 92123, U.S.A., ("DISTRIBUTOR").

WHEREAS, the MANUFACTURER is engaged in the business of the manufacture and sale of the SHO-BOND BICS METHOD (concrete crack injection system) as well as the related products (the "PRODUCTS"), such system, products and technical know how as well as any other information associated with the products belonging to the sole and proprietary ownership of the MANUFACTURER;

WHEREAS, the nature of such PRODUCTS and technical know how as well as any other information associated with the PRODUCTS is such that any distribution or sale thereof shall necessitate certain technical services (the "RELATED SERVICES") and MANUFACTURER is desirous of developing its business in the Territory as hereinafter defined by providing technical information and know-how appropriate for the RELATED SERVICES as well as the PRODUCTS to DISTRIBUTOR;

WHEREAS, the DISTRIBUTOR is engaged in the business of earthquake retrofitting and other infrastructure repair and is currently in the process of doing qualification work on a variety of corrosion repair products and has the technical capacity and strength to provide the RELATED SERVICES as well as using, distributing and selling the PRODUCTS, and is desirous of doing so and assisting MANUFACTURER in obtaining the required state and / or federal approvals for use of the PRODUCTS in the aforementioned applications, is willing to be appointed as the distributor authorized for the promotion, marketing and distributing of the PRODUCTS and rendering the RELATED SERVICES hereinafter defined;

WHEREAS, MANUFACTURER is desirous of granting DISTRIBUTOR such distributorship for the PRODUCTS and RELATED SERVICES in the Territory upon the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, it is agreed between the parties as follows:

ARTICLE 1.  DEFINITIONS

(1) "PRODUCTS" as used in this Agreement shall mean SHO-BOND BICS METHOD (concrete crack injection system) as well as products associated with them presently manufactured by MANUFACTURER, and such other related products, including but not limited to, the following products: concrete slab reinforcement, concrete protection,



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        corrosion restoration and repair, concrete girder reinforcement, repair of piers and abutments, binders for resin mortar and resin concrete, and any and all improvements or enhancements thereof as MANUFACTURER may develop from time to time.

(2) "RELATED SERVICES" as used in this Agreement shall mean certain technical services including supervision and training in the use or application of the PRODUCTS. To effectively offer the RELATED SERVICES, DISTRIBUTOR may, in any way, elect to the form of an entity, division of subsidiary to perform infrastructure repair, upgrade and/or rehabilitation services utilizing the PRODUCTS.

(3) "Territory" as used in this Agreement shall mean the United States of America and Canada.

(4) "Person" as used in this Agreement shall mean an individual, partnership, firm, corporation, association, government and any other organization.

(5) "Qualification/Qualified" as used in this Agreement shall mean obtaining the necessary approvals from governmental and standardization agencies necessary to use the PRODUCTS on highways and buildings. Qualification in any jurisdiction shall be deemed to have occured on the date the last such approval is obtained in that jurisdiction.

Exhibits hereto attached and herein referred to are incorporated and made a part hereof as if their contents are fully set forth herein.

ARTICLE 2.  DISTRIBUTORSHIP

(1) MANUFACTURER hereby appoints DISTRIBUTOR to be its exclusive distributor for the promotion, marketing and distribution of the PRODUCTS and the performance of RELATED SERVICES in the Territory. DISTRIBUTOR agrees to act as such an exclusive distributor and to diligently perform its duties to the best of its ability under the terms and conditions of this Agreement.

(2) MANUFACTURER shall deliver to DISTRIBUTOR know how and any other technical information and assistance necessary and appropriate for the Qualification, sale or use of the PRODUCTS or the rendering of the RELATED SERVICES.

(3) Any inquiry received by MANUFACTURER with respect to the PRODUCTS from any person in the Territory or with respect to sales in the Territory, shall be referred to DISTRIBUTOR.

(4) Unless otherwise agreed, DISTRIBUTOR shall not sell, transfer or otherwise make the PRODUCTS available for delivery or provide RELATED SERVICES outside the Territory, nor shall it sell, transfer or otherwise make the PRODUCTS available or provide RELATED SERVICES to any person who, to DISTRIBUTOR'S actual



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        knowledge, intends to sell, transfer or otherwise make the PRODUCTS available for delivery outside the Territory.

(5) DISTRIBUTOR shall neither directly nor indirectly purchase, import, sell, manufacture or otherwise deal, nor have purchased imported, sold, manufactured or otherwise deal in any products competitive with or similar to the PRODUCTS in the Territory without prior written consent of MANUFACTURER.

ARTICLE 3.  QUALIFICATION OF PRODUCTS

MANUFACTURER acknowledges that DISTRIBUTOR will have little, if any, sales of the PRODUCTS or RELATED SERVICES, unless and until the PRODUCTS are Qualified in at least one jurisdiction. The parties have agreed to share the costs of obtaining such Qualifications as set forth in Exhibit A.

ARTICLE 4.  SALES CONTRACT

(1) MANUFACTURER shall sell the PRODUCTS exclusively to DISTRIBUTOR for resale in the Territory under the terms and conditions hereof. Unless otherwise agreed, relevant provisions in this Agreement shall be applicable to each sales contract to be made hereunder between the parties.

(2) No sales contract shall be binding unless and until accepted by MANUFACTURER.

(3) MANUFACTURER shall use its best efforts to accept any reasonable orders for the PRODUCTS placed by DISTRIBUTOR, provided, however, that it shall not be required to accept a Distributor's order or any part thereof when:

        (a) there is not a sufficient amount of PRODUCTS available to fill the order, other orders placed by DISTRIBUTOR, or the orders of other customers; or

        (b) MANUFACTURER has discontinued the manufacture or sale of the PRODUCTS ordered at the time the order is received.

ARTICLE 5.  PRICE

(1) The price list applicable to the orders received by MANUFACTURER through June 30, 1998 is attached hereto as Exhibit B. Thereafter, the price shall be set forth in the price list of MANUFACTURER as received and effective from time to time; provided that no new price list shall be effective until three (3) months from the date of notification by MANUFACTURER to DISTRIBUTOR of such revised pricing.

(2) The price of the PRODUCTS quoted by MANUFACTURER to DISTRIBUTOR shall be CIF Long Beach, price in Japanese Yen.



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ARTICLE 6.  PAYMENT

Unless otherwise agreed, DISTRIBUTOR shall cause an irrevocable and confirmed letter of credit to be made available to MANUFACTURER against sight draft, to be opened for each sales contract through Sanwa Bank at least 10 days prior to the dates of shipment therein set forth.

ARTICLE 7.  MINIMUM PURCHASE REQUIREMENT

(1) DISTRIBUTOR agrees to use its best efforts to purchase the PRODUCTS from MANUFACTURER as follows:

        (a)     no minimum purchase quantities prior to the first Qualification;

        (b) 2,000 BL-INJECTORs for the first year following the date of first Qualification of the BICS PRODUCTS;

        (c)    5,000 injectors for the second years following first
               Qualification;

        (d) 10,000 injectors for the third, fourth and fifth years following first Qualification.

(2) If the volume of actual purchases during any one year period is below the minimum purchase requirement for the year set forth in the preceding paragraph, the volume not achieved shall be carried forward and added on to the minimum requirement amount of the next succeeding year, subject only to the provisions of Article 15 (2)(iii).

(3) DISTRIBUTOR shall sell the PRODUCTS and render the RELATED SERVICES in the Territory in such a manner as will ensure that the PRODUCTS and the RELATED SERVICES meet the MANUFACTURER'S quality standards and specifications using the MANUFACTURER's Intellectual Properties, as defined in Article 8, with the degree of care of a good manager, and deviation from the MANUFACTURER's quality standards and specifications shall require the prior written consent of MANUFACTURER.

(4) DISTRIBUTOR shall sell the PRODUCTS and render the RELATED SERVICES in the Territory hereunder for its own account and risk using fair business practices and DISTRIBUTOR shall in no way be a representative or agent of MANUFACTURER and have no authority to act or assume any obligation on behalf of MANUFACTURER.

ARTICLE 8.  INTELLECTUAL PROPERTIES; TECHNICAL ASSISTANCE; RESALE

(1) MANUFACTURER hereby grants to DISTRIBUTOR a non-assignable right and license to use the trademarks, patents, designs or copyrights embodied in the PRODUCTS and the technical know-how referred to in Article 13 (all of the foregoing collectively the "Intellectual Properties") solely for the purpose of Qualification and subsequent sales of the PRODUCTS and rendering by DISTRIBUTOR of the RELATED SERVICES during the term of this Agreement in the Territory.



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(2)     MANUFACTURER shall promptly upon execution hereof disclose the
        Intellectual Properties, notably the know-how and other technical information which are necessary and sufficient for DISTRIBUTOR to carry out its obligations for applying for and communicating with the authorities concerned with Qualification, and to distribute and sell the PRODUCTS as well as render the RELATED SERVICES hereunder.

(3) Upon request of DISTRIBUTOR, and at a time and in a circumstance convenient to MANUFACTURER, MANUFACTURER shall provide technical assistance either in Japan or in California, U.S.A. in the degree and scope necessary and appropriate so that DISTRIBUTOR shall be in a position to better and sooner acquire the know-how and other technical information which will assist DISTRIBUTOR in applying for Qualification as well as selling the PRODUCTS and rendering the RELATED SERVICES.. The costs of providing such technical assistance and obtaining the Qualifications are to be shared by the parties as set forth on Exhibit
        A. Nothing set forth above shall be interpreted as an excuse for DISTRIBUTOR in the case of its failure to obtain Qualification, and DISTRIBUTOR shall not raise any claim whatsoever against manufacture in such an event for any reason including without limitation in relation to the sufficiency or appropriateness of MANUFACTURER's assistance.

(4) The aforementioned technical assistance as well as the grant of the license to use the Intellectual Properties by MANUFACTURER to DISTRIBUTOR will be given without compensation (other than as set out above), on the mutual understanding, agreement and condition that DISTRIBUTOR shall in good faith assume (except for those costs and expenses specified in Exhibit A) all actions necessary or appropriate as the intermediary in applying to and communicating with the authorities concerning Qualification.

ARTICLE 9.  WARRANTY

(1) MANUFACTURER hereby warrants that each of the PRODUCTS is free from material defects in respect of material and workmanship. MANUFACTURER further warrants that the PRODUCTS reasonably conform to the test data, specifications, drawings and quality standards and any other technical or sales information delivered to DISTRIBUTOR under this Agreement
 .
(2) As a condition to MANUFACTURER's warranty, and DISTRIBUTOR's right to make a claim hereunder, DISTRIBUTOR shall notify MANUFACTURER of any such defect in writing within thirty (30) days of its knowledge of the specific defect and six (6) months after the delivery date of such PRODUCTS to DISTRIBUTOR, and arrange, if requested by MANUFACTURER, for the PRODUCTS in question to be inspected by MANUFACTURER, at MANUFACTURER's expense, within sixty (60) days of the discovery of the alleged defect, or alternatively, provide MANUFACTURER a detailed written explanation along with the photographs and other data reasonably evidencing such defect. Otherwise, MANUFACTURER shall not be liable to DISTRIBUTOR for any damages or losses incurred by DISTRIBUTOR as a result of any defect, either express or



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        hidden, in the PRODUCTS. MANUFACTURER agrees to provide lot control numbers and manufacture dates on all product containers.

(3) Except as expressly stated herein, to the maximum extent permitted by law, MANUFACTURER has not, and does not, make any representations, warranties or guaranties of any kind, oral or written, express or implied, patent or latent, concerning marketability, profitability, compliance with applicable laws and regulations, suitability or fitness for a particular use or purpose, of the PRODUCTS. Any warranty shall also be excluded against any damages or losses attributable to DISTRIBUTOR or any entity referred to in Article 1(2).

(4) Without limiting the general disclaimer in the foregoing sentence, the warranty hereunder shall not apply to:

        (i) any of the PRODUCTS, which has been subject to abuse or neglect in shipment, use, maintenance or service.

        (ii) any defect caused by, resulting from or in connection with, alteration of the PRODUCTS involved or their improper storage, or any deviation from or non-observance of the quality standards, specifications other technical information in providing or otherwise concerning the RELATED SERVICES; and

        (iii) any repair or replacement made necessary by normal wear and tear after one (1) year for injection materials and six (6) months for sealing materials each from the date of manufacture as indicated on the container can in English.

(5) As the primary remedy of DISTRIBUTOR under said warranty, any warranty by MANUFACTURER shall be limited to either the shipment to DISTRIBUTOR of all parts necessary for repair of the defective PRODUCTS, replacement of the defective PRODUCTS, each without charge, or reduction of the purchase price corresponding to the extent of such defects, at the full discretion of the MANUFACTURER.

(6) MANUFACTURER shall take out such product liability insurance on the PRODUCTS as will ordinarily be available to a manufacturer of products similar to the PRODUCTS, covering all relevant damages, losses, claims or proceedings alleging the defects in the PRODUCTS of not less than $3,000,000.

(7) DISTRIBUTOR shall effect the insurance on any services rendered by it under this Agreement, especially installation and supervision of such installation carried out by DISTRIBUTOR or any entity referred to in
        Article 1(2), in such amounts as may be required by its customers.



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ARTICLE 10. STOCK AND REPAIR SERVICES

DISTRIBUTOR shall maintain sufficient stock of the PRODUCTS for the purpose of display, demonstration and distribution, and keep itself manned with technical personnel so that adequate warranty services may be offered to the customers for all the PRODUCTS sold hereunder.

ARTICLE 11. PROMOTION AND ADVERTISING

DISTRIBUTOR shall exert its best efforts in promoting the sale of the PRODUCTS in the Territory at its own cost. MANUFACTURE shall provide DISTRIBUTOR free of charge with such quantities of catalogs, leaflets, posters and other advertising materials as MANUFACTURER considers necessary, adequate and reasonable for the promotion and advertising of the PRODUCTS in the Territory. With respect to promotion and advertising, both parties shall agree every year on the annual plan for the next one year period and also occasionally consult with each other as to the promotion and advertising activities in the Territory. MANUFACTURER may, when it deems proper, perform for its own account the promotion and advertising activities for the PRODUCTS in the Territory.

ARTICLE 12.  REPORTS

DISTRIBUTOR shall furnish MANUFACTURER with quarterly reports setting forth the quantities of the PRODUCTS of each model sold by DISTRIBUTOR, the number and type of customers / markets, the quantities of the PRODUCTS carried by DISTRIBUTOR in stock at the end of such quarter, details of the claims and suggestions made by customers with respect to the PRODUCTS, information on the market conditions in the Territory, including the information on competitive products, and DISTRIBUTOR's suggestions and recommendations, if any, as to the PRODUCTS and the marketing thereof. MANUFACTURER may, from time to time, request that DISTRIBUTOR provide other reasonable information related to the sale of the PRODUCTS or market conditions in the Territory.

ARTICLE 13.  TRADEMARK AND OTHER RIGHTS

(1) All the PRODUCTS sold in the Territory shall bear MANUFACTURER's and no other, trademark specified below:

                                   "SHO-BOND"

        Such trademark and any goodwill created in connection therewith as well as other kinds of the Intellectual Properties shall be sole properties of MANUFACTURER, and DISTRIBUTOR shall not acquire by execution of this Agreement or performance thereunder or otherwise any right with respect to such trademark or goodwill or other Intellectual Properties other than to use them to distribute the PRODUCTS and render the RELATED SERVICES hereunder, during the term thereof. DISTRIBUTOR shall not use or register MANUFACTURER's trademark as its corporate name or a part thereof.



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(2)     During the term of this Agreement and thereafter DISTRIBUTOR shall not apply for or acquire the registration of MANUFACTURER's trademark, nor shall DISTRIBUTOR contest MANUFACTURER's right in or disturb MANUFACTURER's use of such trademark or goodwill. Should DISTRIBUTOR have the MANUFACTURER's trademark registered in its name or the name of any other person, MANUFACTURER shall have right to have the registration canceled or transferred to it at DISTRIBUTOR's cost. DISTRIBUTOR shall not use or register MANUFACTURER's trademark as its corporate name or a part thereof and MANUFACTURER shall have the right to require DISTRIBUTOR to discontinue such use or to cancel such registration of the trademark.

(3) DISTRIBUTOR shall discontinue and cause its dealers to discontinue the use of the MANUFACTURER's trademark free of compensation upon termination of this Agreement, whether upon expiration of the term or any other reason whatsoever and thereafter shall not use or cause to be used the MANUFACTURER's trademark or any similar trademark or other Intellectual Properties, provided, however, that DISTRIBUTOR and its dealers may sell the PRODUCTS bearing MANUFACTURER's trademark held by them in stock at the time of termination of this Agreement for the period of six (6) months following such time. Alternatively, MANUFACTURER shall have the option, but not the obligation, to repurchase existing inventory at DISTRIBUTOR's landed cost.

(4) Any patent, design or copyright embodied in the PRODUCTS shall be sole property of MANUFACTURER, and DISTRIBUTOR shall not acquire any right in them by execution of this Agreement or performance thereunder or otherwise and shall not use any of them after termination of this Agreement for expiration of its term or any other reason whatsoever. This shall apply mutatis mutandis to any and all information or reports obtained by MANUFACTURER from DISTRIBUTOR and those delivered or made available by MANUFACTURER to DISTRIBUTOR according to any provisions provided for herein or by any transaction contemplated herein.

(5) MANUFACTURER has obtained patents for the SHO-BOND BICS METHOD in the U.S. and Canada. Copies of such patents are attached as Exhibit C. MANUFACTURER shall indemnify, defend and hold DISTRIBUTOR harmless from any claim of infringement or alleged infringement of patent, trademark, copyright or other industrial property right that may be brought by a third party with respect to the PRODUCTS sold hereunder. DISTRIBUTOR shall render full non-financial assistance to MANUFACTURER in defending all such claims.

ARTICLE 14.  TERM OF AGREEMENT

This Agreement shall come into force on the date first above written and, unless earlier terminated, remain in force for a period of five (5) years from Qualification, and shall be automatically renewed and continued from year to year unless either party gives to the other a notice not to renew the Agreement at least three (3) months before the end of the term then in effect.



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ARTICLE 15.  TERMINATION.

(1) Neither party may terminate this Agreement during the Qualification period, except upon written notice in the following circumstances

        (i) If the other party become insolvent or a petition for bankruptcy, corporate reorganization or any similar relief is filed by or against the other party, or a receiver or provisional receiver is appointed with respect to any of the assets of the other party, or liquidation proceeding is commenced by or against the other party, or a resolution for voluntary winding up is made; or

        (ii) if the whole or an important part of the business of the other party is transferred to a third party by agreement, order of court or otherwise; or

(2) After Qualification, either party in the case of (ii) below and for the reasons set forth in 1(i) or 1(ii) above, and MANUFACTURER in the case of (I) and (iii) below, may terminate this Agreement:

        (i) DISTRIBUTOR has failed to make any payment for the PRODUCTS for the second time in any 12 month period except if any such non-payment is strictly limited to the PRODUCTS subjected to a bona fide dispute regarding defects and or warranty issues under
               Article 9;

        (ii) if the other party defaults in any of the provisions of this Agreement and does not remedy the default within thirty (30) days after a written notice is given requesting to remedy the default; or

        (iii) if DISTRIBUTOR has failed to achieve the minimum purchase requirement in the Article 7(1) herein for two (2) successive years (excluding any carry-forward as set out in Article 7(2) to the third year), or twice annually in 3 years (without any carry-forward as set out in Article 7(2) to the succeeding year). In the case of the failure by DISTRIBUTOR to meet the minimum purchase requirements, MANUFACTURE may have the right in its sole discretion, but shall not be bound, to deem DISTRIBUTOR as a non-exclusive distributor and to appoint another person or persons as distributors in the Territory and enter into respective agreements with them and DISTRIBUTOR shall raise no objection or claim whatsoever against such appointments.

(3) If the PRODUCTS do not receive Qualification in at least one jurisdiction within one year from the date of this Agreement, DISTRIBUTOR may terminate this Agreement upon thirty (30) days written notice.

(4) Termination of this Agreement under Articles 14 and 15 shall be without prejudice to and the right to terminate shall be additional to any right and remedy available to the terminating party under the provisions of this Agreement, law, statute or otherwise. Upon



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        termination of this Agreement all the payment to be made under this
        Agreement or in connection with the sale of the PRODUCTS shall become immediately due and payable.

ARTICLE 16.  OBLIGATIONS AFTER TERMINATION

(1) The provisions of this Agreement shall, in the event of expiration or termination thereof, continue to apply to the rights and duties of the parties existing under this Agreement or sales contracts thereunder, at the time of termination or expiration of this Agreement, provided, however, that DISTRIBUTOR shall only be required to pay for PRODUCTS ordered prior to the effective termination date and shall not be liable for unpurchased minimum quantities. MANUFACTURER shall have an option to cancel without any liability any order accepted but not performed before such termination or expiration. The provisions of Article 8, paragraph
        (1); Article 9; Article 13; Article 16; and Article 17 of this Agreement shall survive such termination or expiration.

(2) DISTRIBUTOR shall refrain from any use or disposition of any of the PRODUCTS or Intellectual Properties, except for disposition of inventory as set forth in Section 13(3).

ARTICLE 17. PATENT; SECRECY

(1) MANUFACTURER has obtained patent Nos. 4430841, 4555295, and 4555286 (the "PATENT" ) for the SHO-BOND BICS METHOD in the U.S. and Canada. Copies of which PATENT are attached hereto as Exhibit C. MANUFACTURER shall indemnify, defend and hold DISTRIBUTOR harmless from any claim of infringement of the PATENT that may be brought by a third party with respect to the PRODUCTS sold hereunder. DISTRIBUTOR shall promptly notify MANUFACTURER of any claim or suit for patent infringement against DISTRIBUTOR or its customers based on the use, distribution or sale of the PRODUCTS in the Territory and request MANUFACTURER to defend any such suit, and shall render full non-financial assistance to MANUFACTURER in defending all such claims.

(2) DISTRIBUTOR hereby acknowledges that all of the Intellectual Properties constitute commercially valuable properties and confidential information of MANUFACTURER, and hereby undertakes to MANUFACTURER to use the PATENT and other Intellectual Properties made available to it hereunder only in connection with and for the purpose of distribution, use and sale of the PRODUCTS as well as the rendition of the RELATED SERVICES, to hold them confidential, and not to reveal any of the Intellectual Properties to any other Person.

(3) In handling the Intellectual Properties DISTRIBUTOR shall use the same degree of care as DISTRIBUTOR would normally exercise to protect its own proprietary information. DISTRIBUTOR may, however, disclose the Intellectual Properties to persons such as its employees to the extent as may be required by law or necessary in order to effect distribution, use or sale of the PRODUCTS, and then only after obtaining from each



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        Person an agreement against further disclosure by such Person. The obligation imposed by this Article 17 shall not apply to any or all information:

        (i) which at the time of the disclosure by MANUFACTURER is in the public domain;

        (ii) which, after the time of disclosure by MANUFACTURER, becomes part of the public domain without fault of DISTRIBUTOR;

        (iii) which at the time of disclosure is already in the possession of DISTRIBUTOR and was not acquired directly or indirectly from MANUFACTURER ; or

        (iv) which is lawfully received by DISTRIBUTOR from a third party who has the right to disclose it.

ARTICLE 18.  NOTICE

Any notice or request required or permitted to be given or made in connection with this Agreement or performance thereunder to either party shall be sent to the addresses first above written, or such other addresses as the parties may notify each other from time to time, by a registered air mail, telefax or telegram, including telex, followed immediately by a confirmation letter by a registered air mail. When the letter, telefax or telegram is dispatched as provided for above, the notice shall be deemed to be made when the letter, telefax or telegram arrives at the addresses.

ARTICLE 19.  ARBITRATION

Any and all disputes, controversies or differences arising from or in connection with this Agreement or a transaction conducted under this Agreement shall be settled by mutual consultation between parties in good faith as promptly as possible, but failing an amicable settlement, shall be settled by arbitration in San Diego , California if MANUFACTURER is the party initiating the arbitration, and in Tokyo, Japan, if Distributor is the party initiating the arbitration, in either case in accordance with the Commercial Arbitration Rules of the International Chamber of Commerce. The award of the Arbitration shall be final and binding upon the parties.

ARTICLE 20.  GOVERNING LAW

This Agreement shall be interpreted and construed in accordance with the law of the State of California.

ARTICLE 21.  ASSIGNMENT OF AGREEMENT

Neither party shall assign, pledge or otherwise dispose of its right, or benefit or delegate its obligation or duty under this Agreement, without a prior written consent of the other party. This shall not, however, prohibit the merger or consolidation of either party into or with a third party if



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the survivor of or the new company formed by the merge or consolidation shall expressly assume the obligations of the party hereto merged or consolidated.

ARTICLE 22.  AMENDMENT

This Agreement may be amended only by a written instrument signed by duly authorized representatives of both parties and expressly stating that it is an amendment to this Agreement.

ARTICLE 23.  ENTIRE AGREEMENT

This Agreement supersedes and cancels any and all previous agreement, contracts or understandings, express or implied, between the parties relating to the PRODUCTS and RELATED SERVICES and expresses the complete and final agreement of the parties in respect thereof.


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives in duplicate the day and year first above written.


Date:  September 30, 1997                Date:  September 30, 1997

MANUFACTURER:                            DISTRIBUTOR:

SHO-BOND CORPORATION                     XXsys TECHNOLOGIES, INC.


/s/     AKIRA UEDA                       /s/     GLORIA MA
--------------------------               --------------------------
By:     Mr. Akira Ueda                   By:      Dr. Gloria Ma
        Chairman                           Chairman and Chief Executive Officer



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